UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2005

Polaris Industries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-11411	41-1790959
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2100 Highway 55, Medina, Minnesota		55340
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-542-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 16, 2005, Polaris Industries Inc. (the "Company") filed a Current Report on Form 8-K, which, among other things, reported under Item 5.02 that Ken Sobaski would depart from his position as the Company’s Vice President—Sales, Marketing and Service to pursue other interests. In connection with Mr. Sobaski’s departure, he and Polaris Sales Inc., a wholly owned subsidiary of the Company ("Polaris Sales and the Company collectively referred to herein as the "Company") entered into a Severance Agreement, Waiver and Release dated as of April 26, 2005 (the "Severance Agreement").

Under the Severance Agreement, Mr. Sobaski will be eligible to receive certain benefits during the period beginning April 27, 2005 and ending April 25, 2006 (the "Severance Period"), including (i) salary continuation payments at his current base salary, (ii) a profit sharing payment of not less than $292,000 attributable to the full year 2005, (iii) matching contributions in the Company’s Supplemental Employee Retirement Plan, (iv) reimbursement for premiums for COBRA benefits, (v) use of three Company products and the opportunity to purchase such products at the end of the Severance Period at the published employee purchase price, (vi) reimbursement for up to $50,000 of medical expenses that are not covered by COBRA but would be reimbursable through the Company’s existing Exec-U-Care benefit; (vii) reimbursement for one annual physical for he and his spouse, (viii) reimbursement for tax and estate planning fees in an amount not to exceed $10,000 and (ix) reimbursement for premiums on term life insurance with policy limits of up to $650,000. In exchange for these benefits, Mr. Sobaski agreed to release and waive any claims against the Company by reason of his employment with the Company and the termination of that employment. The Severance Agreement also contains other customary terms, including those related to non-disclosure of the Company’s confidential information.

Though the Separation Agreement was entered in as of April 26, 2005, under its terms, Mr. Sobaski has seven days from the date of signing to cancel the Separation Agreement in writing in its entirety for age related claims under federal law and fifteen days from the date of signing to cancel the agreement in writing for any claims under the Minnesota Human Rights Act. The Company’s obligations to make any of the payments or provide any of the benefits contemplated under the Severance Agreement will not become enforceable until the rescission period has expired.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the provisions of the Severance Agreement, which is filed as Exhibit 10.z to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.z Severance Agreement, Waiver and Release dated April 26, 2005 by and between Polaris Sales Inc. and Ken Sobaski

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polaris Industries Inc.

May 2, 2005	By:	/s/ Michael W. Malone

Name: Michael W. Malone
Title: Vice President - Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

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Exhibit Index

Exhibit No.	Description

10.z	Severance Agreement, Waiver and Release dated April 26, 2005 by and between Polaris Sales Inc. and Ken Sobaski